As filed with the Securities and Exchange Commission on February 29, 2000
                                                       REGISTRATION NO.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              PORT FINANCIAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MASSACHUSETTS                                       APPLICATION PENDING
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                             C/O CAMBRIDGEPORT BANK
                            689 MASSACHUSETTS AVENUE
                               CAMBRIDGE, MA 02139
                                 (617) 661-4900
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                                SBERA 401(K) PLAN
                        AS ADOPTED BY CAMBRIDGEPORT BANK
                            (FULL TITLE OF THE PLAN)

                                 ---------------

                                 James B. Keegan
                      President and Chief Executive Officer
                               Cambridgeport Bank
                            689 Massachusetts Avenue
                               Cambridge, MA 02139
                                 (617) 349-8010

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 38th Floor
                            New York, New York 10048
                                 (212) 912-7400
            (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER
                      AND AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                         Amount to be    Proposed Maximum Offering         Proposed Maximum             Amount of
Title of Securities to be Registered     Registered(1)      Price Per Share (2)       Aggregate Offering Price (2)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par value            500,000                 $10.00                    $5,000,000                 $1,320
------------------------------------------------------------------------------------------------------------------------------------
   Plan Participation Interests(3)            --                      --                          --                      --
====================================================================================================================================

(1) Based on the estimated number of shares of common stock of Port Financial Corp. ("Port Financial") that could be purchased under the SBERA 401(k) Plan as adopted by Cambridgeport Bank (the "Plan") with the current assets of the Plan and the projected contributions to the Plan through December 1, 2002.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of common stock of Port Financial offered pursuant to the Plan are deemed to be offered at $10 per share, the price at which shares of Port Financial common stock are being offered to the public pursuant to the Registration Statement on Form S-1, as amended (Registration No. 333-91549).

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 333-91549) are incorporated by reference in this registration statement:

         (1) the Prospectus for Common Stock of Port Financial Corp. dated February 14, 2000, filed with the Commission pursuant to Rule 424(b) under the Securities Act (Registration No. 333-91549); and

         (2) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated February 4, 2000, Registration No. 000-29343.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  Port Financial Corp. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:
Robert Montgomery-Rice, Cambridgeport Bank, 689 Massachusetts Avenue, Cambridge, Massachusetts 02139. Telephone requests may be directed to (617) 661-4900.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 67 of the Massachusetts Business Corporation Law ("MBCL") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such.
Section 67 of the MBCL provides as follows:

         "Indemnification of Directors, Officers, Employees, etc." -- Indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

         No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

                  The Company's Articles of Organization provide for the indemnification of directors, officers, employees and other agents of the Company. Under Article VI "Other Lawful Provisions," Section 6.7 entitled "Indemnification" states the following policies and procedures of the Company on indemnification:

         The Company will indemnify and hold harmless, to the fullest extent authorized by the Massachusetts Business Corporation Law, anyone involved or threatened to be made a party in an action, suit or proceeding by reason of his or her service for the Company or at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; against all expense, liability and loss, including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, reasonably incurred or suffered by him or her in connection with such action, suit or proceeding; provided, however that such action, suit or proceeding was authorized by the Board of Directors of the Company (except for proceedings to enforce rights to indemnification).

         The right to indemnification includes the advancement of expenses incurred in defending any such action, suit or proceeding, for any director or officer at the level of Vice President or above, and in the discretion of the Board of Directors for any other officer or employee.

         The Company may, to the extent authorized by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee of agent of the Company; the Company may also enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

         The rights to indemnification and to the advancement of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Articles, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.


ITEM 8.           EXHIBITS.

                  4.1      The SBERA 401(k) Plan as adopted by Cambridgeport
                           Bank.
                  4.2      Investment Election Form of Cambridgeport Bank.
                  4.3 Articles of Organization of Port Financial Corp., incorporated by reference to Exhibit 3.1, the Registrant's Registration Statement on Form S-1, dated November 23, 1999, as amended, Registration No. 333-91549, and any amendments thereto.
                  4.4 By-Laws of Port Financial Corp., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated November 23, 1999, as amended, Registration No. 333-91549, and any amendments thereto.
                  5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered, incorporated by reference to
                           Exhibit 5.1 to the Registrant's Registration
                           Statement on Form S-1, dated November 23, 1999, as amended, Registration No. 333-91549, and any amendments thereto.
                  23.1 Consent of Thacher Proffitt & Wood, incorporated by reference to Exhibit 23.1 to the Registrant's Registration Statement on Form S-1, dated November 23, 1999, as amended, Registration No. 333-91549, and any amendments thereto.
                  23.2     Consent of Arthur Andersen LLP.


ITEM 9.           UNDERTAKINGS.

         A. QUALIFICATION OF PLAN. The undersigned Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401(a) of the Internal Revenue Code of 1986.

         B. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         D. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         E. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on January 25, 2000.

                                       Port Financial Corp.
                                       (Registrant)


                                       By: /s/ James B. Keegan
                                          ---------------------
                                           James B. Keegan
                                           President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                               TITLE                               DATE
          ---------                               -----                               ----
/s/ James B. Keegan                President, Chief Executive Officer and       January 25, 2000
----------------------------       Director
James B. Keegan


/s/ Charles Jeffrey                Chief Accounting Officer, Vice               January 25, 2000
----------------------------       President and Treasurer
Charles Jeffrey


/s/ Paul R. Corcoran, Jr.          Director and Clerk                           January 25, 2000
----------------------------
Paul R. Corcoran, Jr.


/s/ Daniel C. Crane, Esq.          Director                                     January 25, 2000
----------------------------
Daniel C. Crane, Esq.


/s/ Samuel C. Fleming              Director                                     January 25, 2000
----------------------------
Samuel C. Fleming


----------------------------       Director                                     January 25, 2000
William Goldberg, Esq.

          SIGNATURE                               TITLE                               DATE
          ---------                               -----                               ----


----------------------------       Director                                     January 25, 2000
Robert D. Happ


/s/ Jane L. Lundquist              Executive Vice President and Director        January 25, 2000
----------------------------
Jane L. Lundquist


/s/ Joseph F. O'Connor             Director                                     January 25, 2000
----------------------------
Joseph F. O'Connor

/s/ Rudolph R. Russo               Director                                     January 25, 2000
----------------------------
Rudolph R. Russo

                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on _______________.

                                           SBERA 401(k) Plan
                                           as adopted by Cambridgeport Bank


                                           By:
                                              ----------------------------------
                                              [Name]
                                              [Title]

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

4.1               The SBERA 401(k) Plan as adopted by Cambridgeport Bank.
4.2               Investment Election Form of Cambridgeport Bank.
4.3 Articles of Organization of Port Financial Corp., incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, dated November 23, 1999, as amended, Registration No. 333-91549, and any amendments thereto.
4.4 By-Laws of Port Financial Corp., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated November 23, 1999, as amended, Registration No. 333-91549, and any amendments thereto.
5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-1, dated November 23, 1999, as amended, Registration No. 333-91549, and any amendments thereto.
23.1 Consent of Thacher Proffitt & Wood, incorporated by reference to Exhibit 23.1 to the Registrant's Registration Statement on Form S-1, dated November 23, 1999, as amended, Registration No. 333-91549, and any amendments thereto.
23.2              Consent of Arthur Andersen LLP.